Exhibit 99.1

Airship AI Holdings Completes Business Combination with BYTE Acquisition Corp.

Combined Company to Begin Trading on Nasdaq Under “AISP” on December 22, 2023

Business Combination Strategically Positions Airship AI, a Robust AI-Driven Video, Sensor and Data Management Surveillance Platform for Government Agencies and Enterprises, to Accelerate Growth and Revenue

As Part of its $163 Million Pipeline, Airship AI Has Begun Delivery of Multiple Firm Fixed Price Contracts Worth $10.9 Million, Awarded in September 2023 by an Agency Within the Department of Homeland Security (DHS)

Redmond, WA and New York, NY – December 21, 2023 – Airship AI Holdings, Inc. (“Airship AI”), a robust AI-driven video, sensor and data management surveillance platform that provides complex automated monitoring, predictive event analysis and intelligence to large institutions operating in dynamic and mission-critical environments with rapidly increasing volumes of data and data sources, and BYTE Acquisition Corp. (NASDAQ: BYTS), a special purpose acquisition company (“BYTE”), have completed the previously announced business combination (the “Business Combination”). BYTE’s shareholders approved the Business Combination at an extraordinary general meeting held on December 19, 2023.

In connection with the Business Combination closing, the combined company has been renamed “Airship AI Holdings, Inc.” (the “Company”). Beginning at the open of trading on December 22, 2023, the Company’s common stock and warrants will trade on Nasdaq under the ticker symbols “AISP” and “AISPW,” respectively.

This transaction valued Airship AI at pre-money equity value of approximately $225 million. As a public company, the Company will have enhanced visibility, selling opportunities and financial flexibility to perform its business plan and broaden its customer base.

Airship AI Highlights

●	Large and Rapidly Growing Size of Addressable Market

o	$7 billion edge AI software and hardware addressable market today, projected to grow to over $40 billion in 2030[1].

o	This growth is expected to be driven by strong demand for AI solutions in public safety, industrial, and logistics settings.

●	Differentiated End-to-End Solution

o	Airship AI leverages AI at the edge to help improve public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers.

o	Solutions work with clients’ existing hardware and capitalize on rapidly growing use of AI to create efficiency, increase speed, reduce costs, and improve decision-making.

●	Blue-Chip Customer Base

o	Existing customers include federal government agencies across the Department of Homeland Security, Department of Justice, Department of Defense, and Intelligence Community, along with state and local law enforcement agencies and Fortune 500 companies FedEx and Home Depot.

o	In December 2023 began delivery of multiple firm fixed price contracts worth $10.9 million, awarded in September 2023 by an agency within the Department of Homeland Security (DHS), for advanced integrated solutions supporting real-time intelligence collection operations along the United States’ borders, leveraging the Company’s edge IoT appliance, Outpost AI.

●	Strong Growth with Software Margin

o	2022A: $14.5 million revenue, 57.9% gross margin, positive EBITDA.

o	NTM (Next Twelve Months, which denotes July 1, 2023 - June 30, 2024 forecast period): $39 million revenue, 65% gross margin, $9 million EBITDA.

o	Opportunity for margin expansion with recently launched Edge products.

●	Visible and Robust Pipeline

o	Strong pipeline predominantly with the U.S. government in addition to new growth opportunities within the commercial sector

Management Commentary

“We believe that today’s milestone, combined with our visible and robust $163 million pipeline, will help accelerate the delivery of our AI-driven edge video, sensor and data management platform,” said Paul Allen, President of Airship AI. “Our Outpost AI edge device, Acropolis operating system, and Command Nexus viewing client will enable us to take a significant share of the approximately $7 billion edge AI software and hardware addressable market today, which is projected to grow to over $40 billion in 2030. These differentiated end-to-end solutions serve a blue-chip customer base that includes federal government agencies across the Department of Homeland Security, Department of Justice, Department of Defense, and Intelligence Community, along with state and local law enforcement agencies and Fortune 500 companies FedEx and Home Depot.

“Most recently we began delivery of multiple firm fixed price contracts worth $10.9 million, awarded by an agency within the Department of Homeland Security (DHS), for advanced integrated solutions supporting real-time intelligence collection operations along the United States’ borders, leveraging Outpost AI. These awards affirm our strategic vision of providing tailored solutions designed to meet exacting and rapidly evolving technical requirements with solutions that work with clients’ existing hardware and capitalize on rapidly growing use of AI to create efficiency, increase speed, reduce costs, and improve decision-making.

“With a hard fought foothold with our blue-chip customer base, we are at an inflection point that now positions us to execute a multi-prong growth strategy that we expect will deliver a double-digit revenue growth rate with opportunity for margin expansion and positive EBITDA. In this next phase of our development, we expect to see growth from new opportunities within the commercial sector. The board of Airship AI would like to thank the team at BYTE for the successful completion of the Business Combination,” concluded Allen.

Sam Gloor, BYTE Chief Executive Officer and Chief Financial Officer, added, “We congratulate Airship AI on today’s accomplishment and look forward to their continued growth and evolution toward their goal of improving public safety and operational efficiency for public sector and commercial customers. As a public company we believe Airship AI is well positioned to execute on their strategy and we are excited to see them take this important next step. We thank the Airship AI team for their hard work and partnership in completing the Business Combination.”

1)	Edge AI Hardware Market By Component, Valuates Reports

Advisors

Roth Capital Partners served as exclusive M&A advisor to Airship AI. Loeb & Loeb LLP acted as legal advisor to Airship AI and White & Case LLP acted as legal advisor to BYTE.

About Airship AI Holdings, Inc.

Founded in 2006, Airship AI is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI is an AI-driven video, sensor and data management surveillance platform that improves public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Acropolis enterprise management software stack, and Command family of visualization tools.

For more information, visit https://airship.ai.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other financial, performance and operational metrics and projections of market opportunity; (2) references with respect to the anticipated benefits of the Business Combination and the projected future financial performance of Airship AI; (3) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (4) Airship AI’s unit economics; (5) the projected technological developments of Airship AI; (6) current and future potential commercial and customer relationships; (7) the ability to operate efficiently at scale; (8) anticipated investments in capital resources and research and development, and the effect of these investments; (9) the ability of the Company to issue equity or equity-linked securities in the future; and (10) the inability to maintain the listing of the Company’s common stock and warrants on Nasdaq following the Business Combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Airship AI. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Registration Statement on Form S-4, filed with the SEC on September 11, 2023, as amended from time to time, and the other documents that BYTE or the Company has filed, or will file, with the SEC relating to the Business Combination. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Airship AI does not presently know or that Airship AI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Airship AI’s expectations, plans or forecasts of future events and views as of the date of this press release. Airship AI anticipates that subsequent events and developments will cause Airship AI’s assessments to change. However, while Airship AI may elect to update these forward-looking statements at some point in the future, Airship AI specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airship AI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Airship AI Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

4